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                           FIRST MERCHANTS BANK, N.A.
                       UNFUNDED DEFERRED COMPENSATION PLAN
                          (AS AMENDED THROUGH 12/10/96)

          The Bank hereby adopts and establishes an Unfunded Deferred Compensation Plan ("PLAN") for its non-employee directors, effective as of November 13, 1973, as follows:

               1. Any duly elected non-employee director of the Bank may, by written election duly filed with the Bank on or before December 31st of any year, elect to participate in the Plan by deferring the receipt of all or any specified part of his annual Director's fees for one or more succeeding calendar years.

               2. Any non-employee of the Bank elected to fill a vacancy on the Bank's Board of Directors who was not a director on the preceding December 31st may, by written election filed with the Bank before his term begins, elect to defer all or a specified part of his annual director's fees for the balance of the calendar year following such election and for succeeding calendar years.

               3. An election to defer such director's fees continues from year to year unless and until the director terminates such election by written request; provided, however, in the event of a termination the sums previously deferred at the request of the participating director cannot be distributed until the director is no longer a director of either the Bank, its parent, First Merchants Corporation ("Corporation"), or any of the Corporation's other affiliate banks or corporations.

               4. The Bank will maintain on its books of account a complete separate listing by memorandum of all fees deferred by each participating director and will credit such deferred compensation account not less often than quarterly with that rate of interest then being paid by the Bank on its 18-month variable rate individual retirement accounts. The rate of interest to be credited on directors' deferred compensation accounts, or the method of calculating such rate, may be prospectively changed from time to time by a majority vote of the directors who are not participating and do not have an account balance under the Plan at the time such action is taken.

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               5.   Except as above provided, by the acceptance of
          each such deferred compensation account the Bank shall become contractually obligated to pay all such sums (principal and interest) held in a deferred compensation account when and as requested in writing by the participating director. Such contractual obligation shall be unsecured and shall not be evidenced by any other written instrument or instruments. By the adoption of this Plan by the Bank it is intended that all such funds so accrued and the interest earned thereon shall not be regarded as the receipt of income to the participating director for federal income tax purposes until the taxable year or years wherein such funds are actually paid out by the Bank to the participating director.

               6. All amounts deferred under this Plan, together with accumulated interest earned thereon shall be distributed by the Bank over the period chosen by the director upon first electing to participate in the Plan. Such distribution shall commence as of the first day of the calendar year immediately following the year in which the director is no longer a director of either the Bank, the Corporation, or any of the Corporation's other affiliate banks or corporations. Notwithstanding the foregoing, a director or former director may request a lump sum distribution of all or part of the director's previously deferred amounts in the event of an unanticipated emergency which was not reasonably foreseeable by the director and which has caused the director severe immediate financial hardship. The decision whether to approve or deny such request shall be based on all relevant facts and circumstances reasonably available to the Board, and shall be made by a majority vote of the directors who are not participating and do not have an account balance under the Plan at the time the request is made.

               7. Upon the death of a participating director or former participating director prior to the expiration of the period during which the deferred amounts are payable, all remaining deferred fees and interest earned thereon shall be paid over the remaining portion of the period so elected to his designated beneficiary or beneficiaries until all account sums and interest earned thereon have been fully paid out.

                                       2.

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               8.   In the event the director is no longer a director
          of either the Bank, the Corporation, or any of the Corporation's other affiliate banks or corporations, and becomes a proprietor, officer, partner, employee, or otherwise becomes affiliated with any business in competition with the Bank, the Corporation, or any of the Corporation's affiliates, then and in that event, the entire balance of the director's deferred fees, including interest, may at the discretion of the continuing directors of the Bank be paid immediately to the director in a lump sum.

               9. It is intended that the Unfunded Deferred Compensation Plan established by this Resolution shall comply with the requirements of Revenue Ruling 71-419; and the Bank, its Board of Directors, and the Plan's participating directors, in the implementation of the Plan, intend to be governed by the procedures and requirements therein outlined.

                                       3.